STM/GSI-OCEAN POWER LICENSING AGREEMENT

         THIS AGREEMENT (hereinafter "Agreement"), made on the Effective Date as defined herein, is by and between Ocean Power Corporation ("OCEAN POWER"), a Delaware corporation having a principal place of business at 5000 Robert J. Mathews Parkway, El Dorado Hills, California 95762, and STM Corporation ("STM"), a Delaware corporation having a principal place of business at 275 Metty Drive, Ann Arbor, Michigan 48103, which is owned by General Stirling, Inc. ("GSI"), a Michigan Corporation having a principal place of business at 275 Metty Drive, Ann Arbor, MI 48103 (collectively known as the "Parties").

         WHEREAS, STM and/or GSI own and control rights to certain patented and unpatented technology related to Stirling cycle heat engines as defined herein as STM Technology; and

         WHEREAS, OCEAN POWER desires to obtain from STM and GSI, and STM and GSI desire to grant to OCEAN POWER, certain exclusive rights to the STM Technology for specific applications;

         NOW, THEREFORE, in consideration of the terms, conditions, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    Article 1

                                   Definitions

         As used in this Agreement, the following terms have the meanings set out below and as further defined elsewhere in this Agreement.

1.1      "Affiliate(s)" means any entity:

         a) in which STM, GSI or OCEAN POWER controls, or is under common control, or is directly or indirectly owned by or under common ownership to the extent of over fifty percent (50%) or more of the voting shares, including shares owned beneficially by a Party; or

         b)       which owns or controls STM, GSI or OCEAN POWER.

1.2 "Effective Date" of this Agreement is the date of complete execution by both Parties of the signature page of this Agreement.

1.3      "Field" means seawater desalination.


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


1.4      "Improvements" means any Technical Information which:

         a)       reduces  production  costs,  improves  performance,  increases
                  service  life,  increases   marketability,   or  improves  the
                  appearance of Licensed Products;

         b) any modification to Licensed Products which comes within the scope of one or more claims of any STM Patent;

         c)       any  product,  apparatus,  or  process  which is  similar  to,
                  competitive   to,  a  substitute   or   alternative   for,  or
                  supplements or complements Licensed Products;

         d) any invention or discovery of any new apparatus or method for producing Licensed Products, or

         e)       any new product which may be produced as Licensed Products.

1.5      "Licensed Product(s)" means:

         (i) STM Power Cells, parts, components or sub-assemblies thereof, or

         (ii) a power module, parts, components, complete, partial assemblies thereof, incorporating products practicing or incorporating STM Technology for any desalination system sold by OCEAN POWER, its Affiliate(s) or approved sublicensees where such power module is a complete system for producing electricity and/or heat for said desalination system.

1.6      "Licensors" means STM and/or GSI and any Affiliates of each of them.

1.7 "Net Selling Price" means the gross sales price of Licensed Products as invoiced to OCEAN POWER's customers, less (i) any amount attributable to the cost of printing, decorating, or labeling of any of the Licensed Products, (ii) any transportation charges consisting of freight, packaging expense, or shipping expense paid by OCEAN POWER, (iii) the cost of insurance, (iv) discounts or commissions for quantity, (v) returns, and (vi) any sales taxes, invoice taxes, or any other duties or fees levied on sales paid by OCEAN POWER. In order to avoid any doubt, and without limiting the generality hereunder, the Net Selling price will be determined, under the applicable circumstances, from the greater invoiced value of (a) STM Power Cells, parts, components or sub-assemblies thereof, or (b) the power module, parts, components, complete, partial assemblies thereof, incorporating products practicing or incorporating STM Technology for any OCEAN POWER desalination system where such power module is a complete system for producing electricity and/or heat for said desalination system. OCEAN POWER will include any Licensed Products as a line item on any invoice to its customers that includes Licensed Products as a component thereof.

1.8 "North America and Western Europe" means the United States of America, Canada, Mexico, the United Kingdom, Germany, France, Spain, Portugal, Denmark, Norway, Sweden, Finland, Iceland, Italy, Malta, and The Netherlands.


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


1.9 "STM Patents" means all patents issued in the United States or any foreign country, or any applications for patents, including any patents of addition, utility models, utility patents, design patents, re-issues, divisions, continuations, or the like: (i) owned by Licensors on the Effective Date or during the term of this Agreement and (ii) to which Licensors have rights during the term of this Agreement that may be granted, transferred or otherwise conveyed to OCEAN POWER without violating the terms of any obligations with respect to third parties. A current list of STM Patents is attached hereto as Schedule A.

1.10 "STM Power Cell" means a heat engine incorporating STM Technology including a displacer, regenerator, cooler and heater, and using a gaseous working fluid, or components for such an engine. This definition specifically includes, but is not limited to, the existing STM Model 4-120 engine.

1.11 "STM Technical Information" means Technical Information owned by or in the lawful possession of Licensors.

1.12 "STM Technology" means any STM Patents and STM Technical Information owned by and/or in the lawful possession of Licensors.

1.13 "Technical Information" means inventions, trade secrets, confidential information, and know-how applicable within the Field on the Effective Date or during the term of this Agreement which the Licensor has the legal right to convey. Technical Information includes, but is not limited to, research, engineering and manufacturing information, information with respect to environmental and safety requirements, analytical procedures and techniques, operating procedures, maintenance practices, design information on manufacturing facilities and equipment, machinery and equipment specifications, product test methods, drawings, product production processes, computer files, product information and other general information related to the Licensed Products.

                                    Article 2

                                 Grant of Rights

2.1 Principal Rights Licensed: STM hereby grants to OCEAN POWER the exclusive, worldwide right and license to make, have made in North America and/or Western Europe, use, install, and sell Licensed Products within the Field for the term of this Agreement. Notwithstanding OCEAN POWER's right to have Licensed Products made pursuant to this Agreement, no unconditional right to sublicense is granted to OCEAN POWER. Licensors agree, however, to consider in good faith any written request from OCEAN POWER for Licensors' consent for OCEAN POWER to sublicense the rights granted to OCEAN POWER herein (other than OCEAN POWER's right to have made Licensed Products hereunder) under this Agreement. Any sublicensing by OCEAN POWER (other than its right to have made Licensed Products hereunder) under this Agreement shall only take place with the consent of Licensors pursuant to a separate written agreement among the Parties hereto. Licensors agree that they will not unreasonably withhold or delay such consent to sublicense and will negotiate said separate agreement(s) with diligence and in good faith.

2.2. Rights to Improvements: The grant of rights provided by paragraph 2.1, shall include rights to Improvements owned by Licensors. OCEAN POWER hereby grants Licensors with rights to sublicense, a non-exclusive, worldwide right and license to make, have made, use, install and sell products encompassing Improvements discovered or owned by OCEAN POWER ("OCEAN POWER Improvement(s)") during and for the term of this Agreement with rights to sublicense.

2.3 Reserved Rights of Licensors: This Agreement shall not restrict Licensors' rights to engage in research and development with respect to STM Technology or engage in any other activity which is not inconsistent with this Agreement. If Licensor produces STM Power Cells for commercial utility applications having performance capabilities comparable with Licensed Products, or licenses rights for such applications, Licensor will notify the third party purchasers or licensees in writing of OCEAN POWER's exclusive rights under this Agreement.

                                    Article 3

                                      Parts

3.1 OCEAN POWER, its Affiliates and licensees will have the right to purchase from Licensors parts for the Licensed Products (including STM Power Cells) if available for delivery anywhere in the world at prices to be negotiated between the Parties, which price shall in no event exceed the Licensors' current lowest quoted sales prices.

                                    Article 4

                                Term of Agreement

4.1 This Agreement shall become effective as of the Effective Date and shall continue in effect for a period of thirty (30) years from the Effective Date. However, the Grant of Rights pursuant to Article 2 and the Technology Transfer pursuant to Article 10 shall become effective when:

         a) STM and/or GSI has/have not merged with OCEAN POWER by June 1, 2000. For this provision "merged" refers to the consolidation of STM or GSI and OCEAN POWER into a single legal entity;

                  and

         b) Payment of five hundred thousand dollars ($500,000) has been paid by OCEAN POWER to STM which shall be considered a non-refundable royalty payment recoupable against future royalties.

4.2 Upon termination of this Agreement, by expiration or otherwise, all licenses, rights, privileges and obligations hereunder shall cease and terminate except that the licenses and rights granted under Article 2 hereof shall continue as to all Licensed Products manufactured, or actually in manufacture, during the term of this Agreement by OCEAN POWER or by any of its Affiliates or licensees, for the full term of the STM Patents and life of the Licensed Products, except that no termination of this Agreement by expiration or otherwise will release OCEAN POWER from any of its obligations accrued hereunder.

                                    Article 5

                                     Default

5.1 Default by OCEAN POWER: OCEAN POWER will be deemed in default under this Agreement if a) OCEAN POWER fails to pay any amount due and payable under this Agreement within sixty (60) days after written notice that the same has become due and payable; b) OCEAN POWER becomes insolvent, bankrupt, or any of its assets are seized or placed in trust for the benefit of creditors and such insolvency, bankruptcy or seizure is not dissolved or cured in sixty (60) days; d) OCEAN POWER fails to perform any other obligation required to be performed by OCEAN POWER under this Agreement or to cure, or begin to effect a cure for any such failure, within sixty (60) days after written notice from Licensors that the time herein provided for such performance has passed.

5.2 Default by Licensors: Licensors will be deemed in default under this Agreement if Licensors fail to perform any obligation required to be performed by Licensors under this Agreement or to cure any such failure within sixty (60) days after written notice from OCEAN POWER that the time herein provided for such performance has passed.

5.3 Remedy for Default: Each of the Parties may pursue any remedy under this Agreement or otherwise available, based on the default of the other Party.


                                    Article 6

                                    Royalties

6.1      Royalties:

         a) OCEAN POWER will pay a royalty of ten percent (10%) of the Net Selling Price to Licensors (the "Royalty") until one million dollars ($1,000,000) has been paid in any annual period from the Effective Date. In the event that Royalties for any annual period from the Effective Date exceed one million dollars ($1,000,000), additional royalties incurred in such annual period will be reduced to seven-and-one-half percent (7.5%) of the Net Selling Price. In the event that Royalties for any annual period from the Effective Date exceed five million dollars ($5,000,000), additional royalties incurred in such annual period will be reduced to five percent (5.0%). However, Royalty payments will not be required for Licensed Products used for demonstration, testing or development purposes only by OCEAN POWER, its Affiliates or approved sublicensees.

         b) Licensors will pay OCEAN POWER fifty percent (50%) of any license royalty or amount(s) of a similar nature Licensors receive from any third party to make, use, install and/or sell OCEAN POWER Improvement(s) to the extent that such amounts are attributable to the OCEAN POWER Improvement(s), as the Parties shall negotiate in good faith to agree. Where Licensors enter into an agreement or other arrangement with a third party that includes a license or right to make, use, install and/or sell OCEAN POWER Improvement(s) without negotiating, or before completing negotiations, with OCEAN POWER as to the appropriate amount OCEAN POWER shall receive, it will be presumed that the amount is completely attributable to the OCEAN Power Improvements and Licensors shall pay-over to OCEAN POWER fifty percent (50%) of any amount Licensors receive from such third party within forty-five (45) days of Licensors' receipt of such license royalty or amount(s) of a similar nature.

6.2 Time of Payment of Royalties: All Royalty payments will be payable within ninety (90) days of shipping of a Licensed Product.

6.3 Minimum Annual Royalty Payments: In order to maintain the exclusive license rights granted OCEAN POWER in this Agreement, OCEAN POWER's aggregate minimum annual Royalty payments to Licensors made by the indicated due dates (the "Minimum Annual Royalty Payments") shall match or exceed the following:

          Year Anniversary   Minimum Annual Royalty           Due Date
         ================== ======================== ==========================

               Year 1              $ 500,000               Effective Date

         ------------------ ------------------------ --------------------------

               Year 2              $ 500,000             One year after the
                                                           Effective Date

         ------------------ ------------------------ --------------------------

               Year 3             $1,500,000             Two years after the
                                                           Effective Date

         ------------------ ------------------------ --------------------------

               Year 4             $2,000,000            Three years after the
                                                           Effective Date

         ------------------ ------------------------ --------------------------

               Year 5             $3,000,000            Four years after the
                                                           Effective Date

         ------------------ ------------------------ --------------------------

         Licensors acknowledge that the five hundred thousand dollar ($500,000) payment from OCEAN POWER to Licensors provided in subparagraph 4.1(b) shall be in lieu of the Minimum Annual Royalty Payments for Year 1 of this Agreement. The Parties will negotiate in good faith any future Minimum Annual Royalty Payments by OCEAN POWER after Year 5 for the remainder of the term of this Agreement necessary to maintain the exclusive license rights granted to OCEAN POWER herein, however, such amounts shall not fall below the amount agreed upon for Year 5. Such amount will be determined by taking into consideration Licensors' ability to provide, procure and maintain sufficient manufacturing capacity to satisfy OCEAN POWER's demonstrable demand for Licensed Products. In any event: (a) Royalty payments made that exceed the Minimum Annual Royalty Payments in any year will be credited toward
         Minimum Annual Royalty Payments due in subsequent years; and (b) Minimum Annual Royalty Payments may be deferred if Licensors are unable to provide, procure and maintain sufficient manufacturing capacity to satisfy OCEAN POWER's demonstrable demand for Licensed Products during those years, or that Licensor has failed to transfer STM Technology necessary for OCEAN POWER to obtain alternate sources of Licensed Products and that such inability or failure materially affects OCEAN POWER's ability to achieve Net Sales at a level necessary to meet the Minimum Annual Royalty applicable in any annual period. Such deferral shall equal the time duration necessary for OCEAN POWER to obtain suitable alternate suppliers for Licensed Products, but shall in no event exceed two (2) years.

6.4 Non-exclusivity: In the event that OCEAN POWER fails to make the Minimum Annual Royalty Payments specified in paragraph 6.3, then all rights granted in this Agreement shall remain effective except that OCEAN POWER's license shall become non-exclusive and remain in all other aspects as provided herein. If OCEAN POWER has allowed this Agreement to lapse into non-exclusivity, Licensor shall have the right to negotiate a new exclusive license with a third party, provided that Licensor makes its best efforts to have a most favored pricing clause included for OCEAN POWER'S benefit in such new exclusive license agreement. Upon execution of such new license agreement by Licensors and its new licensee, OCEAN POWER shall, except as otherwise provided in this Agreement, relinquish its rights to the Licensed Products for the term of such new exclusive license.

6.5 Maintenance of License. In the event that OCEAN POWER's rights become non-exclusive pursuant to Article 6.5, such non-exclusive rights shall be maintained unless Royalty Payments paid by OCEAN POWER are less than twenty-five percent (25%) of the amounts specified as Minimum Royalty Payments for any two (2) consecutive annual periods. In such event, Licensors shall have the right to terminate license rights.

6.6 Wire Transfer: Payment of Royalties shall be made by wire transfer payable to STM's account in the bank identified below or as otherwise requested by Licensors in writing:

                  Name of Bank:     Comerica Bank

                  Account No.:      1840-34905-2

                  Address of Bank:  P.O. Box 75000
                                    Detroit, MI 48275-9436

                  Account Name:     Stirling Thermal Motors, Inc.


                                    Article 7

                    Confidentiality of Technical Information

7.1 Licensors and OCEAN POWER each acknowledge that, in the course of performing their respective obligations hereunder, they will obtain or come in contact with Technical Information of another Party. Each Party will:

         a) use another Party's Technical Information only in connection with fulfilling such Party's obligations under this Agreement. Officers, employees, agents or independent contractors of OCEAN POWER or Licensors will be given access to the Technical Information on a need to know basis. Each Party shall obtain an agreement in a form satisfactory to the other Party or Parties, as the case may be, from each such person to whom such disclosure is made pursuant to which such person will agree to be bound by the provisions of this Article 7, including, but not limited to, any third parties OCEAN POWER will have make any part of the Licensed Products. Each Party hereto shall be responsible for any breach of these provisions by it or any of its employees, officers, agents or independent contractors. In the event that any Party hereto believes it is compelled by law to disclose Technical Information of another Party, it shall immediately notify the Party and shall cooperate with any effort by the Party to obtain a protective order or otherwise limit the disclosure of any such Technical Information. These obligations shall extend for a period ten
                  (10) years from the date of disclosure; and

         b) hold all of another Party's Technical Information in strict confidence and exercise due care with respect to its handling and protection, consistent with such Party's own policies concerning protection of its confidential information of like importance, but in no event less than reasonable care.

7.2 The obligations set forth in paragraph 7.1 will not apply to any Party's Technical Information which:

         a) now or later becomes generally known or available through no act or omission by the receiving Party;

         b) the receiving Party can demonstrate it independently developed its technical information without the use of, or access to, the information furnished to it by the disclosing Party;

         c) is or becomes publicly available through issued patents(s), or other printed publications;

         d)       is  hereafter  disclosed  to the  disclosing  Party by a third
                  party  having  no  obligations  of   confidentiality   to  the
                  disclosing Party with respect to such information; or

         e) was known to the receiving Party prior to its receipt from the disclosing Party as established by written records of that party.

7.3 The Parties may disclose the contents of this Agreement to lenders, other financing sources and potential financing sources or as may be required in filings with federal and/or state securities authorities provided that such lenders and the other financing sources and potential persons have a need to know and agree to be bound by a confidential agreement acceptable to the Parties.

7.4 The provisions of this Article 7 shall survive for ten (10) years after the end of the term or the termination of this Agreement.


                                    Article 8

                          Records, Reports, and Audits

8.1 Records: OCEAN POWER will make and maintain accurate business records according to generally accepted accounting principles showing the number of units of Licensed Products made by or made for, and/or sold by or for OCEAN POWER under this Agreement and scrap parts, returns, and parts destroyed in shipment. Licensors will make and maintain accurate business records according to generally accepted accounting principles showing the amounts received by Licensors pursuant to subparagraph 6.1(b). The Parties will maintain such records for a period of three (3) years after the end of the calendar year in which the Licensed Products or amounts described in such records are sold or received, as the case may be.

8.2 Inspection: Upon a Party's written request, from time to time during the term of this Agreement (but not more than once per year) and for two (2) years thereafter, a Party will permit an independent Certified Public Accountant selected by the other Party and acceptable to OCEAN POWER or Licensors, as the case may be (acceptance not to be unreasonably withheld), during normal business hours, to inspect all the records (at the requesting Party's expense) which the Parties are required to maintain pursuant to paragraph 8.1. Such records will be considered Technical Information by the Parties and will be the subject of a confidentiality agreement before disclosure to any independent Certified Public Accountant. The independent Certified Public Accountant shall report to the requesting Party (and simultaneously to the Party whose records have been inspected) only the amount of any discrepancy identified in the course of such audit.

                                    Article 9

                         Warranties and Representations

9.1      By Licensors:

         a) STM and GSI represent and warrant that individually or together they (i) have title, ownership and control of all interests in and to the STM Patents or have the right, power and authority to grant all licensed rights thereto, (ii) have the right, power and authority to grant all licensed rights, including rights to STM Technology and STM Technical Information not covered by the STM Patents under this Agreement, (iii) have the right, power and authority to enter into this Agreement, and (iv) that Licensors' performance of this Agreement will not violate any agreement between STM and/or GSI and any third party.

         b) Licensors represent and warrant that OCEAN POWER can manufacture, have made, use, install and/or sell the Licensed Products in the United States of America, so long as such activities do not materially deviate from the STM Technology without infringing or otherwise violating the patent, copyright, trademark, service mark, trade secrets, design rights or other intellectual or industrial property rights of a third party. This warranty does not apply if manufacturing processes or designs materially deviate from those used or approved by Licensor.

         c) Licensors represent and warrant that they have the requisite and necessary Technical Information and expertise to repair, maintain and service the Stirling cycle heat engines, including STM Power Cells and any Improvements thereto, for use with the Licensed Products.

9.2 By OCEAN POWER: OCEAN POWER represents and warrants that it has the right, power and authority to enter into this Agreement and that OCEAN POWER's performance of this Agreement will not violate any agreement between OCEAN POWER and any third party.

                                   Article 10

                  Technical Assistance and Technology Transfer

10.1 The Parties contemplate that OCEAN POWER may require technical assistance from Licensors in order to achieve the objectives of this Agreement. Accordingly, Licensors will make available to OCEAN POWER, its Affiliates, licensees and their employees and agents, technical consulting services for the mutual convenience of the Parties at Licensors' lowest quoted consulting rates for such services.

10.2 Licensors will provide disclosure of the STM Technology to OCEAN POWER to the extent specified above. OCEAN POWER will bear the direct cost of the transfer of the information, including technical assistance and time required for the disclosure. Initial information to be provided to OCEAN POWER by Licensor is that necessary for use and sale of the Licensed Products. In the event STM cannot comply with OCEAN POWER's demonstrable production, quality, and reasonable delivery requirements, STM shall provide all such STM Technology as necessary for OCEAN POWER to make, or have made, Licensed Products. Additional technology transfer will be provided by STM to the extent as needed to carry out the objectives of this Agreement throughout the term of this Agreement.

                                   Article 11

                               Patent Maintenance

11.1 Licensors will continue to maintain responsibility (and costs associated therewith) for filing, prosecution, and maintenance of the STM Patents. In the event that Licensors desire to discontinue such activity, OCEAN POWER will be provided an option to receive an assignment of ownership for such patents and assume responsibility for their continued maintenance or prosecution.

                                   Article 12

                                   Assignment

12.1 Nonassignability: Unless otherwise provided in this Agreement, no Party shall be entitled to transfer, assign, convey, sell, encumber, sublicense, or in any way alienate ("Transfer") all or any part of its rights or obligations under this Agreement, except that a Party may at any time Transfer all, but not less than all, of its rights and obligations under this Agreement (a) to another Party to this Agreement, (b) with the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed, or (c) to any entity that owns or acquires a controlling portion of the stock or assets of such Party, and such rights and obligations may only be Transferred by any such assignee subject to the provisions of this
         Article 12. Transfers in violation of this Article 12 or in violation of any other provision of this Agreement shall be void ab initio and of no effect whatsoever.

                                   Article 13

                                    Covenants

13.1 Licensors covenant to disclose to OCEAN POWER on a reasonably prompt basis all Improvements it or its Affiliates develop during the term of this Agreement.

13.2 OCEAN POWER covenants to disclose to Licensor on a reasonably prompt basis all Improvements it or its Affiliates develop during the term of this Agreement.

13.3 Licensors covenant, to the extent that any director, member, officer or employee of Licensors or Affiliates or any agents thereof over which Licensors has/have control (the "Licensors' Agent(s)") has or have knowledge of the Field, including, without limitation, the STM Power Cell, STM Technology, STM Technical Information and Improvements thereof, that the Licensors' Agents will be available, and Licensors will make Licensors' Agents available, to OCEAN POWER for consultation regarding the Field and the Licensed Products during the term of this Agreement.

                                   Article 14

                                   Integration

14.1 This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. No Party shall be bound by any warranties, understanding or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby except as provided for under the terms of that certain Letter of Intent between GSI and OCEAN POWER, dated February 15, 2000 (the "Letter of Intent"). In the event that any term of this Agreement is inconsistent or contrary to any term of the Letter of Intent, this Agreement shall be controlling.

                                   Article 15

                                  Severability

15.1 If at any time during the term of this Agreement any provision hereof proves to be or becomes invalid or unenforceable under any applicable law, then such provision shall be deemed modified to the extent necessary in order to render such provision valid and enforceable; if such provision may not be saved, it shall be severed and the remainder of this Agreement shall remain in full force and effect.

                                   Article 16

                                    Headings

16.1 The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision hereof.

                                   Article 17

                           Relationship of the Parties

17.1 Nothing in this Agreement shall be construed as making any Party the partner, joint venturer, agent, employer, or employee of another Party. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on another, except as provided for herein or authorized in writing by the Party to be bound.

                                   Article 18

                          Authority and Enforceability

18.1 The signature of a Party's representative constitutes an express representation that said representative has the authority to bind that Party to the terms of this Agreement and that the Agreement is a binding obligation of that Party, enforceable according to its terms.

                                   Article 19

                                 Communications

19.1 For the purpose of all written communications and notices between the Parties, their addresses shall be:

                  Licensors:           STM Corporation
                                       275 Metty Drive
                                       Ann Arbor, Michigan 48103

                                       Attn:  Lennart Johansson, President

                                       and

                  OCEAN POWER:         Ocean Power Corporation
                                       5000 Robert J. Mathews Parkway
                                       El Dorado Hills, California 95762

                                       Attn: Joseph P. Maceda, President
         or any other addresses of which a Party shall notify the other Parties in writing. All notices required or permitted to be given under this Agreement shall be in writing and will be deemed effectively given upon personal delivery or delivery by confirmed fax to the Party to be notified or two (2) days after deposit with a recognized overnight courier service with tracking capability to the above address(es).

                                   Article 20

                                  Force Majeure

20.1 No Party shall be held liable to another Party to perform its obligations where such performance is prevented or interfered with by riots, war or hostilities between any nation, acts of God, fire, storm, flood, earthquake, strikes, labor disputes, shortage or curtailment of raw materials, labor power or other utility services or any governmental restrictions.

                                   Article 21

                                  Governing Law

21.1 All matters of construction, validity, and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made, executed, and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The Parties agree that any suit brought in connection with this Agreement shall be brought in the federal or state courts in Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO VENUE, INCLUDING AN OBJECTION BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT SUCH PARTY NOW HAS OR HEREAFTER MAY HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION.

                                   Article 22

                         Entire Agreement: Modifications

22.1 This Agreement contains the entire understanding of the Parties and supersedes all previous communications, representations, or understandings, either verbal or written, between the Parties concerning this Agreement except as provided for under the terms of the Letter of Intent. No changes, alterations, or modifications to this Agreement shall be effective unless in writing and signed by all Parties.

                                   Article 23

                                     Waiver

23.1 No waiver of any right or remedy in respect to any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.

                                   Article 24

                                  Publications

24.1 In the event that a Party desires to publish or disclose to a third party the terms of this Agreement, a description of the nature of the relationship created by this Agreement, data, costs, or performance attributes of any Licensed Products, such intent will be communicated to the other Parties, and such publication shall be permitted only upon prior agreement of all the Parties. Notwithstanding any agreement between the Parties to the contrary, OCEAN POWER may publish that the Parties' have entered into an exclusive licensing agreement for the STM Technology in the Field.

                                   Article 25

                              Supplier Relationship

25.1 Unless provided otherwise herein, OCEAN POWER will regard Licensors as its preferred supplier for certain critical STM Power Cell-Specific Components. STM Power Cell-Specific Components include: regenerator, air preheater, variable swashplate actuator, and heater head. OCEAN POWER will purchase such STM Power Cell-Specific Components from Licensors provided that reasonable standards for quality, delivery, and price are met by Licensors. Licensor will be the initial supplier to OCEAN POWER for the Licensed Products, provided that reasonable standards for quality, delivery, and price are met by Licensors. In the event that Licensors cannot meet such reasonable requirements, third party suppliers may be used to the extent provided by this Agreement.

                                   Article 26

                                 Patent Marking

26.1 OCEAN POWER agrees to mark all Licensed Products sold by it under the license granted, with the word "Patent" or "Patents", and the number or numbers of the STM Patent or STM Patents applicable thereto. Licensors agree to do the same, or require the same from third parties, for products that encompass OCEAN POWER Improvements patented during the term of this Agreement.

                                   Article 27

           Infringement of Third Party's Intellectual Property Rights

27.1 Licensors will defend at their expense and indemnify and hold harmless OCEAN POWER, its Affiliates and licensees, their officers, directors, employees and agents from and against any third party claim(s) made within the United States of America based on the laws of the United States so long as such defendant materially complied with the STM Technology, that any patent, trade secret, or other intellectual or industrial property right, of the type exclusively licensed to or from OCEAN POWER under Article 2 of this Agreement, of the claimant are infringed by any manufacture, use, installation and/or sale of the Licensed Products. Licensors shall pay those amounts awarded against OCEAN POWER or as a result of any such claim(s), or settlement thereof that are attributable to such claim(s), provided that (i) OCEAN POWER promptly notify Licensors in writing of any such claim(s); (ii)
         Licensors shall be accorded control of the defense and of all negotiations for settlement or compromise of such claim(s); and (iii) OCEAN POWER cooperates with Licensors in the defense and settlement of such claim(s). Licensors and OCEAN POWER shall mutually agree to the terms of any settlement of any such claim(s) under this Article 27.

27.2 If any award or settlement is received as a result of any claim(s) brought in connection with the rights granted in Article 2, any award received shall be applied first to reimburse Licensors for their litigation expenses, next to reimburse Licensors for royalties and damages not paid by the alleged infringer, and any additional amounts shall be shared equally by Licensors and OCEAN POWER.

27.3 Article 27 will survive the end or termination of this Agreement, but only to the extent that such third party claims relate to activity occurring during the term of this Agreement.

                                   Article 28

                                  Miscellaneous

28.1 Patent, Trademarks and Tradenames: No Party to this Agreement grants to any other Party any rights in any patents, trademarks, service marks or tradenames of such Party other than those rights specifically set out in this Agreement.

             THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date, and this Agreement will be deemed dated as of such date.

                                 STM CORPORATION

                  By:/s/
                        -----------------------------------
                  Name: Lennart Johansson
                        -----------------------------------
                              (typed or printed)

                  Title:President, CEO

                  Date: April 10, 2000

                             GENERAL STIRLING, INC.

                  By:/s/
                        -----------------------------------
                  Name: Lennart Johansson
                        -----------------------------------
                              (typed or printed)

                  Title:President, CEO

                  Date: April 10, 2000

                             OCEAN POWER CORPORATION

                  By:/s/
                        -----------------------------------
                  Name: Joseph P. Maceda
                        -----------------------------------
                              (typed or printed)

                  Title:President

                  Date: April 10, 2000

                                   SCHEDULE A
                                   STM PATENTS

U.S. Patents:
-------------

Patent
Number:           Title:
============ =================================================================
5,938,207    Heat engine rod seal system
------------ -----------------------------------------------------------------
5,921,764    Heat engine combustor
------------ -----------------------------------------------------------------
5,884,481    Heat engine heater assembly
------------ -----------------------------------------------------------------
5,865,091    Piston assembly for stirling engine
------------ -----------------------------------------------------------------
5,864,770    Speed and power control of an engine by modulation of the
             load torque
------------ -----------------------------------------------------------------
5,836,846    Electric swashplate actuator for stirling engine
------------ -----------------------------------------------------------------
5,813,229    Pressure relief system for stirling engine
------------ -----------------------------------------------------------------
5,771,694    Crosshead system for striling engine
------------ -----------------------------------------------------------------
5,758,938    Solar concentration elevational drive mechanism
------------ -----------------------------------------------------------------
5,735,262    Solar energy diffuser
------------ -----------------------------------------------------------------
5,722,239    Stirling engine
------------ -----------------------------------------------------------------
5,706,659    Modular construction stirling engine
------------ -----------------------------------------------------------------
5,611,201    Stirling engine
------------ -----------------------------------------------------------------
5,388,409    Stirling engine with integrated gas combustor
------------ -----------------------------------------------------------------
5,074,114    Congeneration system with a stirling engine
------------ -----------------------------------------------------------------
4,996,841    Stirling cycle heat pump for heating and/or cooling systems
------------ -----------------------------------------------------------------
4,994,004    Electric actuator for swashplate
------------ -----------------------------------------------------------------
4,977,742    Stirling engine with integrated gas combustor
------------ -----------------------------------------------------------------
4,911,44     Spherical solar energy collector
------------ -----------------------------------------------------------------
4,901,790    Self heated diffuser assembly for a heat pipe
------------ -----------------------------------------------------------------
4,897,997    Shell and tube heat pipe condenser
------------ -----------------------------------------------------------------
4,885,980    Hydordynamic bearing
------------ -----------------------------------------------------------------
4,386,094    Yieldably mounted lubricant control assemblies for piston rods
------------ -----------------------------------------------------------------
4,825,814    Combination gas combustor and heat pipe evaporator device
------------ -----------------------------------------------------------------
4,785,875    Heat pipe working liquid distribution system
------------ -----------------------------------------------------------------
4,785,633    Solar evaporator
------------ -----------------------------------------------------------------
4,781,242    Exhaust heat recovery system for compartment heating
------------ -----------------------------------------------------------------
4,715,183    Dual source external heating system for a heat pipe
------------ -----------------------------------------------------------------
4,707,990    Solar powered stirling engine
------------ -----------------------------------------------------------------
4,703,796    Corrosion resistant heat pipe
------------ -----------------------------------------------------------------
4,669,736    Stirling engine with improved sealing piston ring assembly
------------ -----------------------------------------------------------------
4,632,179    Heat pipe
------------ -----------------------------------------------------------------
4,515,261    Stirling engine with improved piston ring assembly
------------ -----------------------------------------------------------------
4,579,046    Yieldably mounted lubricant control assemblies for piston rods
------------ -----------------------------------------------------------------
4,532,855    Two part drive shaft for thermal engine
------------ -----------------------------------------------------------------
4,523,636    Heat pipe
------------ -----------------------------------------------------------------
4,481,771    Heat exchanger stack apparatus
------------ -----------------------------------------------------------------

                                   STM PATENTS

Foreign Patents:

Patent
Number:             Title:
------------ -----------------------------------------------------------------
EP0922156    Electric swashplate actuator stirling engine
------------ -----------------------------------------------------------------
EP0914582    Solar concentrator elevational drive mechanism
------------ -----------------------------------------------------------------
EP0914581    Solar energy diffuser
------------ -----------------------------------------------------------------
AU8489398    Heat engine heater assembly
------------ -----------------------------------------------------------------
AU8404998    Heat engine combustor
------------ -----------------------------------------------------------------
AU8404698    Heat engine rod seal system
------------ -----------------------------------------------------------------
AU8402798    Piston assembly for stirling engine
------------ -----------------------------------------------------------------
AU8379698    Bellows rod seal assembly for stirling engine
------------ -----------------------------------------------------------------
EP0900328    Speed and power control of an engine by modulation of the
             load torque
------------ -----------------------------------------------------------------
WO9904155    Heat engine combustor
------------ -----------------------------------------------------------------
WO9904154    Heat engine rod seal system
------------ -----------------------------------------------------------------
WO9902898    Piston assembly for stirling engine
------------ -----------------------------------------------------------------
WO9902841    Heat engine heater assembly
------------ -----------------------------------------------------------------
WO9901655    Bellows rod seal assembly for stirling engine
------------ -----------------------------------------------------------------
EP0850353    Stirling engine
------------ -----------------------------------------------------------------
AU3723797    Solar concentrator elevational drive mechanism
------------ -----------------------------------------------------------------
AU3656697    Solar energy diffuser
------------ -----------------------------------------------------------------
AU3374297    Electric swashplate actuator for stirling engine
------------ -----------------------------------------------------------------
WO9809057    Electric swashplate actuator for stirling engine
------------ -----------------------------------------------------------------
WO9803824    Solar concentrator elevational drive mechanism
------------ -----------------------------------------------------------------
WO9803823    Solar energy diffuser
------------ -----------------------------------------------------------------
AU2126997    Speed and power control of an engine by modulation of the
             load torque
------------ -----------------------------------------------------------------
AU1699897    Modular construction stirling engine
------------ -----------------------------------------------------------------
AU1579297    Crosshead system for stirling engine
------------ -----------------------------------------------------------------
WO9734080    Speed and power control of an engine by modulation of the
             lad torque
------------ -----------------------------------------------------------------
WO9727391    Crosshead system for stirling engine
------------ -----------------------------------------------------------------
WO8727390    Modular construction stirling engine
------------ -----------------------------------------------------------------
AU7202996    Stirling engine
------------ -----------------------------------------------------------------
WO9712140    Stirling engine
------------ -----------------------------------------------------------------
EP0457399    Congeneration system with a striling engine
------------ -----------------------------------------------------------------
EP0411699    Stiling cycle heat pump for heating and/or cooling systems
------------ -----------------------------------------------------------------
EP0399709    Self heated diffuser assembly for a heat pump
------------ -----------------------------------------------------------------
EP0355921    Shell and tube heat pipe condenser
------------ -----------------------------------------------------------------
EP0332272    Thermal engine with hydrodynamic bearing
------------ -----------------------------------------------------------------
EP0332271    Yieldably mounted lubricant control assemblies for piston rods
------------ -----------------------------------------------------------------
EP0332267    Improved solar evaporator
------------ -----------------------------------------------------------------
EP325339     Two part drive shaft for thermal engine
------------ -----------------------------------------------------------------
EP0316044    Heat pipe working liquid distribution system
------------ -----------------------------------------------------------------
EP0283069    Solar powered stirling engine
------------ -----------------------------------------------------------------

------------ -----------------------------------------------------------------
EP0282114    External heating system
------------ -----------------------------------------------------------------
EP0198126    Heat pipe
------------ -----------------------------------------------------------------
EP0198125    Two part drive shaft for thermal engine
------------ -----------------------------------------------------------------
EP0181021    Stirling engine with improved piston ring assembly
------------ -----------------------------------------------------------------
EP0180278    Yieldably mounted lubricant control assemblies for piston rods
------------ -----------------------------------------------------------------
EP0169610    Heat exchanger fins and method of making
------------ -----------------------------------------------------------------
DE69116727T  No title available
------------ -----------------------------------------------------------------
DE69116727D  No title available
------------ -----------------------------------------------------------------
DE69010421T  No title available
------------ -----------------------------------------------------------------
DE69010421D  No title available
------------ -----------------------------------------------------------------
DE68916959T  No title available
------------ -----------------------------------------------------------------
DE68916595D  No title available
------------ -----------------------------------------------------------------
DE68907356T  No title available